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                                                                      EXHIBIT 5



                                  May 19, 1999



Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

         Re: Form S-3 Registration Statement relating to 5,000,000 shares of common stock, par value $.01 per share, of Medaphis Corporation

Ladies and Gentlemen:

          I am the General Counsel of Medaphis Corporation, a Delaware corporation ("Medaphis"), and have acted in such capacity in connection with the preparation of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 5,000,000 shares of Medaphis common stock, par value $.01 per share ("Common Stock"), to be sold by certain stockholders of Medaphis (the "Selling Stockholders") in accordance with the Plan of Distribution set forth in the Registration Statement.

         As such counsel, I have examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to certificates of public officials, I have assumed the same to have been properly given and to be accurate.

         Based on the foregoing, I am on the opinion that:

                  (i) Medaphis is a corporation incorporated and validly existing in good standing under the laws of the State of Delaware; and

                  (ii) The outstanding shares of Common Stock to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

         I consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement.

                                       Very truly yours,

                                       /s/ Randolph L.M. Hutto

                                       Randolph L.M. Hutto